Exhibit 1

IBM CREDIT LLC

$2,000,000,000

Debt Securities

$750,000,000  Floating Rate Notes due 2020
$750,000,000  3.450% Notes due 2020
$500,000,000  3.600% Notes due 2021

UNDERWRITING AGREEMENT

New York, New York

Dated as of November 27, 2018

To the Representatives named in Schedule I hereto
   of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

IBM Credit LLC, a Delaware limited liability company (the “Company”), proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its Securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of September 8, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein shall each be deemed to refer to such firm or firms.

1.                     Representations and Warranties.  The Company represents and warrants to, and agrees with each Underwriter that:

(a)     The Company meets the requirements for use of Form S‑3 under the Securities Act of 1933 (the “Act”) and has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement (the file number of which is set forth in Schedule I hereto), including a related basic prospectus, on such Form for the registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has been declared effective. The Company may have filed with the Commission as part of an amendment to the Registration Statement or pursuant to Rule 424(b) one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall include all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S‑K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms which follow, when used in this Agreement, shall have the meanings indicated. The term the “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the basic prospectus relating to the Registration Statement to be used in connection with offering the Securities.  “Final Prospectus” shall mean the prospectus supplement relating to the Securities and containing the final terms of the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus. “Registration Statement” shall mean the registration statement referred to in the preceding paragraph, including incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, in the form in which it or they has or have or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement or statements as so amended. “Rule 433”, “Rule 415”, “Rule 424”, “Rule 430B” and “Regulation S‑K” refer to such rules under the Act. “Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented (including any preliminary prospectus supplement issued before the Execution Time relating to the Securities) to the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.  “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.  “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus. Any reference herein to the Registration Statement, a Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 which were filed under the Securities Exchange Act of 1934 (the “Exchange Act”) on or before the effective date of the Registration Statement or the date of such Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the effective date of the Registration Statement, or the date of any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)            On the Effective Date and at the Execution Time, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T‑1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus (or any supplement thereto).

(c)             At the Execution Time, the Disclosure Package, when taken together as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)             At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e)             Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(A)(g) hereof do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(f)            The Support Agreement dated as of May 2, 2017 between International Business Machines Corporation (“IBM”) and the Company (the “Support Agreement”) remains in full force and effect and IBM has not notified the Company of any intention to terminate the Support

Agreement; there has been no modification or amendment to the Support Agreement since May 2, 2017 except to the extent any modification or amendment has been filed with the Commission.

(g)            The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws (as defined below) and applicable Sanctions (as defined below). None of (a) the Company, any subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any subsidiary that will act in any capacity in connection with or receive or direct the application of proceeds from the Securities, is a Sanctioned Person (as defined below). The term “Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption. The term “Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom. The Company and its subsidiaries, to the knowledge of the Company, its directors, officers and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The term “Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any European Union member state or her Majesty’s Treasury of the United Kingdom, (b) any Person, organized or resident in a Sanctioned Country, or (c) any Person 50% or more owned or controlled (to the knowledge of the Company) by any such Person or Persons. The term “Sanctioned Country” shall mean, at any time, a country, region or territory that is itself or whose government is the subject or target of any Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(h)            The Company and its subsidiaries shall not use, and shall procure that the respective directors, officers and employees of the Company and its subsidiaries shall not use, the proceeds of any Securities (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

2.                 Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the respective principal amounts of the Securities set forth opposite each respective Underwriter’s name in Schedule II hereto.

The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in the Representatives’ judgment is advisable. The Company is further advised by the Representatives that the Securities are to be offered to the public upon the terms set forth in the Final Prospectus.

3.                  Delivery and Payment.  Delivery of and payment for the Securities shall be made at the office, on the date and at the time specified in Schedule I hereto, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds.  The Securities shall be delivered in definitive global form through the facilities of the Depository Trust Company.

4.                     Agreements.

(A)            The Company agrees with the several Underwriters that:

(a)           The Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when any amendment to the Registration Statement relating to the Securities shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will not file any amendment of the Registration Statement or supplement to the Final Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

(b)            If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company will give the Representatives immediate notice of the occurrence of such event and promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(c)            The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12‑month period beginning at the end of the current fiscal quarter of the Company, an earning statement (which need not be audited) of the Company and its subsidiaries, covering a period of at least 12 months beginning after the end of the current fiscal quarter of the Company, which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(d)        The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Final Prospectus and the Final Prospectus and each Issuer Free Writing Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

(e)             The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will arrange for the determination of the legality of the Securities for purchase by institutional investors.

(f)             Until the earlier of the day on which the distribution of the Securities is completed or the business day following the Closing Date, the Company will not, without the consent of the Representatives, offer or sell, or announce the offering of, any debt securities covered by the Registration Statement or any other registration statement filed by the Company under the Act, in each case, denominated in the same currency as the Securities.

(g)            To prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(h)          If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(i)              The Company agrees that, unless it obtains the prior written consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an

Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(B)            The several Underwriters agree with the Company that:

(a)             Each Underwriter agrees to furnish the Company with a copy of each proposed Free Writing Prospectus to be prepared by or on behalf of such Underwriter before its first use and not to use any Free Writing Prospectus, to which the Company reasonably objects, provided, however, that without consent of the Company each Underwriter may use the final term sheet prepared and filed pursuant to Section 4(A)(g) hereto and one or more preliminary term sheets relating to the Securities containing customary information.

5.                   Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)        The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(A)(g) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement, as amended from time to time, or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)             The Company shall have furnished to the Representatives:

(i)   the opinion of the General Counsel, an Assistant General Counsel, an Associate General Counsel or other senior counsel or attorney of the Company or its ultimate parent, International Business Machines Corporation, dated the Closing Date, to the effect that:

(A)            the Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign limited liability company and is in good standing under the laws of each jurisdiction within the United States which requires such qualifications wherein it owns or leases material properties or conducts material business;

(B)            the Securities conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus;

(C)          the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding obligation enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and other similar laws affecting creditors’ rights generally from time to time in effect);

(D)            to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Disclosure Package and the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

(E)          the Registration Statement and any amendments thereto have become effective under the Act; any required filing of the Basic Prospectus any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use, has been issued, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

(F)              this Agreement has been duly authorized, executed and delivered by the Company;

(G)          no authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the Limited Liability Company Act of the State of Delaware, Delaware governmental authority or regulatory body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities and such other approvals (specified in such opinion) as have been obtained;

(H)            such counsel has no reason to believe that (1) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T‑1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects to requirements of the Act and the applicable rules and regulations of the Commission thereunder or (2) the Registration Statement or any amendment thereof at the time it became effective or at the Execution Time contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, either as of its date or the Closing Date contains or contained any untrue statement of a material fact or omits or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other information of an accounting or financial nature included therein, as to which such counsel need express no view);

(I)             none of the issue and sale of the Securities, the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under, the organizational documents of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound, or any decree or regulation known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

(J)            such counsel has no reason to believe that the Disclosure Package, at the Execution Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

The statements described in one or more of paragraphs (B), (C), (E), (F), (G), (H) and (J) of this subsection 5(b)(i) may be omitted from the opinion of such counsel; provided, however, that in such event the Company shall also have furnished to the

Representatives the corresponding opinion or letter of Cravath, Swaine & Moore LLP, counsel for the Company, described in subsection 5(b)(ii) or 5(b)(iii) immediately following.

(ii)   in the event that the statements described in one or more of paragraphs (B), (C), (E), (F) or (G) of foregoing subsection 5(b)(i) is omitted from the opinion delivered pursuant to such subsection, the opinion of Cravath, Swaine & Moore LLP, counsel for the Company, dated the Closing Date, to the effect of the statements so omitted.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the Limited Liability Company Act of the State of Delaware or of any jurisdiction other than the State of New York or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

(iii)  in the event that the statements in paragraph (H) or (J) of subsection 5(b)(i) are omitted from the opinion provided pursuant to such subsection, a letter of Cravath, Swaine & Moore LLP dated the Closing Date to the effect that, having participated in conferences with certain officers of, and with the accountants for, the Company and having made certain inquiries and investigations in connection with the preparation of the Registration Statement, the Disclosure Package and the Final Prospectus, such counsel has no reason to believe that (i) the Registration Statement and the Final Prospectus (except the financial statements and the notes thereto and other information of an accounting or financial nature included therein, and the Statement of Eligibility (Form T‑1) included as an exhibit to the Registration Statement, as to which such counsel need express no view) were not appropriately responsive in all material respects with requirements of the Act and the applicable rules and regulations of the Commission thereunder or (ii) the Registration Statement at the Effective Date or the Execution Time contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Disclosure Package at the Execution Time contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Final Prospectus, either as of its date or on the Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (in each case except for the financial statements and the notes thereto and other information of an accounting or financial nature included therein, as to which such counsel need express no view).

(c)           the opinion of Cravath, Swaine & Moore LLP, counsel to the Company, dated the Closing Date to the effect that the statements under the caption “United States Taxation” in the Disclosure Package and the Final Prospectus constitute a fair presentation of the material U.S. federal income tax consequences to holders of the Securities.

(d)           The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Final Prospectus, Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)            The Company shall have furnished to the Representatives a certificate of the Company, signed by the principal financial or accounting officer, or the Treasurer or Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)   the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)   no stop order suspending the effectiveness of the Registration Statement, as amended, or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)   since the date of the most recent financial statements included in the Disclosure Package or the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus.

(f)              At the Closing Date, PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters (which may refer to a letter previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, that the response, if any, to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

(i)   in their opinion the audited financial statements and schedules thereto included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder with respect to financial statements and financial statement schedules included or incorporated in annual reports on Form 10-K under the Exchange Act;

(ii)   on the basis of a reading of the unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus and of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive committees of the Company and the subsidiaries since the date of the latest audited balance sheet, through a specified date not more than five business days prior to the date of the letter; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent financial statements incorporated in the Registration Statement and the Final Prospectus, nothing came to their attention which caused them to believe that:

(1)          any unaudited financial statements included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10‑Q under the Exchange Act; and said unaudited financial statements are not stated on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Final Prospectus; or

(2)          with respect to the period subsequent to the date of the most recent financial statements incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any increases in long-term debt of the Company and its subsidiaries or decreases in the members’ equity of the Company and its subsidiaries as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement, the Disclosure Package and the Final Prospectus, except in all instances for increases or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

(iii)  they have performed certain other procedures as a result of which they determined that the information described in a schedule to be delivered on behalf of the Underwriters of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general ledger of the Company) set forth in the Registration Statement, as amended, the Disclosure Package, the Final Prospectus, as amended or supplemented, and in Exhibit 12 to the Registration Statement (including selected accounting, financial or statistical information included or incorporated in the Company’s Annual Report on Form 10‑K incorporated in the Final Prospectus or any of the Company’s Quarterly Reports on Form 10‑Q incorporated therein), agrees with the general ledger of the Company and its subsidiaries, excluding any questions of legal interpretation

References to the Final Prospectus in this paragraph (f) include any supplements thereto at the date of the letter.

(g)            Subsequent to the respective dates of which information is given in the Registration Statement and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus.

(h)      Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(i)        Subsequent to the Execution Time, there shall not have been any decrease in the ratings of any of the Securities by Moody’s Investor’s Service, Inc. (“Moody’s”) or Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial (“S&P”) and neither Moody’s nor S&P shall have publicly announced that it has placed any of the Securities on a credit watch with negative implications.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

6.                Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

7.                Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred, as incurred, by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in Schedule I, “Statements covered by Section 7(b)” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Basic Prospectus, any Preliminary Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or the Final Prospectus, and you, as the Representatives, confirm that such statements are correct.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to appoint counsel satisfactory to such indemnified party to represent the indemnified party in such action; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel), approved by the Representatives in the case of paragraph (a) of this Section 7, representing the indemnified parties under such paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)             In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company on grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount bears to the sum of such discount and the purchase price of the Securities set forth on Schedule I hereto and the Company is responsible for the balance; provided, however, that (y) in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder and (z) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (y) and (z) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

8.                Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9.             Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities.

10.             Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 7 hereof shall survive the termination or cancelation of this Agreement.

11.            Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule I hereto; or, if sent to the Company, will be mailed, delivered or sent by facsimile and confirmed to it, at Armonk, New York 10504; attention of the Treasurer, with a copy to the Company’s General Counsel.

12.               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.               Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

14.            Arms-Length Transaction.  The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory of fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

[signatures follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours, IBM CREDIT LLC

By:	/s/ Adam Wilson
	Name:	Adam Wilson
	Title:	Vice President, Finance

The foregoing Agreement is hereby
confirmed and accepted on the
date specified in Schedule I hereto.

For themselves and the other several
Underwriters, if any, named in
Schedule II to the foregoing Agreement.

HSBC SECURITIES (USA) INC.
RBC CAPITAL MARKETS, LLC
SMBC NIKKO SECURITIES AMERICA, INC.
WELLS FARGO SECURITIES, LLC

By:	HSBC SECURITIES (USA) INC.

By:	/s/ Diane Kenna
	Name:	Diane Kenna
	Title:	Managing Director

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

By:	SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Ryo Suzuki
	Name:	Ryo Suzuki
	Title:	President

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated November 27, 2018

Registration No. 333-219724

Representatives:

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Fax: (212) 525-0238
Attention: Transaction Management Americas

RBC Capital Markets, LLC
200 Vesey Street
New York, NY 10281
Fax: (212) 428-6308
Attention: Transaction Management/Scott G. Primrose

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, NY 10172
Attention: Debt Capital Markets

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202
Attention: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com

Title, Purchase Price and Description of Securities:

Title:	Floating Rate Notes due 2020
3.450% Notes due 2020
3.600% Notes due 2021

Principal amount:	2020 Floating Rate Notes: $750,000,000
2020 Notes: $750,000,000
2021 Notes: $500,000,000

Purchase price:	2020 Floating Rate Notes – 99.900% of the principal amount of the 2020 Floating Rate Notes plus accrued interest from and including November 30, 2018

2020 Notes – 99.821% of the principal amount of the 2020 Notes plus accrued interest from and including November 30, 2018

2021 Notes – 99.819% of the principal amount of the 2021 Notes plus accrued interest from and including November 30, 2018

Offering price:	2020 Floating Rate Notes – 100% of the principal amount of the 2020 Floating Rate Notes plus accrued interest from and including November 30, 2018

2020 Notes – 99.921% of the principal amount of the 2020 Notes plus accrued interest from and including November 30, 2018

2021 Notes – 99.969% of the principal amount of the 2021 Notes plus accrued interest from and including November 30, 2018

Interest:	2020 Floating Rate Notes – Payable on November 30, the last day in the month of February, May 30 and August 30 of each year, commencing on February 28, 2019

2020 Notes – Payable on November 30 and May 30 of each year, commencing on May 30, 2019

2021 Notes – Payable on November 30 and May 30 of each year, commencing on May 30, 2019

Sinking fund provisions:  None.

Redemption provisions:  The 2020 Notes and 2021 Notes are redeemable in whole or in part, at the option of the Company, as described in the Final Prospectus.  The Floating Rate Notes may not be redeemed prior to maturity.

Closing Date, Time and Location: November 30, 2018, 10:00 a.m., at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York.

Items specified pursuant to Section 5(f)(iii) to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 5(f):  None.

Statements covered by Section 7(b):

1.	The statements set forth in the first sentence of the last paragraph of the cover page of the Preliminary Final Prospectus and the Final Prospectus.

2.
The sentence “The underwriters have informed IBM Credit that they intend to make a market in the Notes but are under no obligation to do so, and such market making may be terminated at any time without notice.” in the Preliminary Final Prospectus and the Final Prospectus.

3.
The statements contained in the fourth and seventh through ninth paragraphs and the first, fourth, fifth and sixth sentences of the tenth paragraph under the caption “Underwriting” in the Preliminary Final Prospectus and the Final Prospectus.

Other Terms:

1.
Each of the Underwriters agrees that it will not offer, sell, or deliver any of the Securities, directly or indirectly, or distribute the prospectus supplement or prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

The Underwriters also agree to abide by the following offering restrictions:

European Economic Area

The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

United Kingdom

Each Underwriter represents and agrees that it and each of its affiliates:

(a)            has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ( the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b)            has complied with, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

Canada

The Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45‑106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31‑103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto), together with the attached prospectus dated August 17, 2017, contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33‑105 Underwriting Conflicts (“NI 33‑105”), the underwriters are not required to comply with the disclosure requirements of NI 33‑105 regarding underwriter conflicts of interest in connection with this offering.

2.
For purposes of Section 8, the 2020 Floating Rate Notes, the 2020 Notes and the 2021 Notes shall be treated as three separate series of Securities, and Section 8 shall apply to each series as if this Underwriting Agreement applied solely to such series.

SCHEDULE II

$2,000,000,000
IBM Credit LLC
$750,000,000  Floating Rate Notes due 2020
$750,000,000  3.450% Notes due 2020
$500,000,000 3.600% Notes due 2021

Underwriters	Principal Amount of 2020 Floating Rate Notes to be Purchased	Principal Amount of 2020 Notes to be Purchased	Principal Amount of 2021 Notes to be Purchased
HSBC Securities (USA) Inc.	$168,750,000	$168,750,000	$112,500,000
RBC Capital Markets, LLC	$168,750,000	$168,750,000	$112,500,000
SMBC Nikko Securities America, Inc.	$168,750,000	$168,750,000	$112,500,000
Wells Fargo Securities, LLC	$168,750,000	$168,750,000	$112,500,000
Banco Bradesco BBI S.A.	$37,500,000	$37,500,000	$25,000,000
Scotia Capital (USA) Inc.	$37,500,000	$37,500,000	$25,000,000
Total	$750,000,000	$750,000,000	$500,000,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet dated November 27, 2018, as filed pursuant to Rule 433.

III-1